Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oculis Holding AG of our report dated March 11, 2025 relating to the consolidated financial statements, which appears in Oculis Holding AG’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland

June 5, 2025